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                                 Exhibit (j)(2)
                     Consent of PricewaterhouseCoopers LLP
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                       CONSENT OF INDEPENDENT ACCOUNTANTS
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We hereby consent to the incorporation by reference in this  PEA #14 to the
Registration Statement on Form N-1A of our report dated February 14, 2001, relating to the financial statements and financial highlights which appears in the December 31, 2000 Annual Report to Shareholders of the Mid Cap Growth Portfolio, Mid Cap Value Portfolio, Diversified Mid Cap Portfolio, Large Cap Growth Portfolio, Diversified Equity Portfolio, Equity Index Portfolio, Balanced Portfolio, Bond Portfolio and the Government Bond Portfolio (constituting the One Group Investment Trust) which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Experts" and "Financial Statements" in such Registration Statement.


PricewaterhouseCoopers LLP
/s/ PricewaterhouseCoopers LLP

Columbus, Ohio
April 3, 2001